Exhibit 99.1

Investor Relations Brad Cohen bcohen@icrinc.com 212-217-6393

CAPLEASE ANNOUNCES RECORD DATE FOR INTERIM FOURTH QUARTER DIVIDENDS

NEW YORK—(BUSINESS WIRE)—November 5, 2013—CapLease, Inc. (NYSE: LSE) (the “Company”) announced today that it expects November 4, 2013, to be the record date for the previously announced interim fourth quarter dividends payable on its common stock, limited partnership units, 8.125% Series A Cumulative Redeemable Preferred Stock (NYSE: LSEPrA), 8.375% Series B Cumulative Redeemable Preferred Stock (NYSE: LSEPrB), and 7.25% Series C Cumulative Redeemable Preferred Stock (NYSE: LSEPrC). The Company expects its previously announced merger with an affiliate of American Realty Capital Properties, Inc. to be completed after the market closes on November 5, 2013. In that case, stockholders of record as of November 4, 2013, will be entitled to receive the applicable interim dividend payments.

The payment of these dividends is conditioned on the closing of the merger. If the merger is not completed on November 5, 2013, then the record date for determining stockholders entitled to payment of the dividends will be the last business day prior to the date that the merger becomes effective.

The Company will issue a press release after the merger becomes effective announcing the final per share amount of the dividends payable on its common stock and preferred stock.

About the Company:

CapLease, Inc. is a real estate investment trust, or “REIT,” that primarily owns and manages a diversified portfolio of single-tenant commercial real estate properties subject to long-term leases to high-credit-quality tenants.

Forward-Looking Statements

Any statements in this press release about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and payment of the proposed dividends, the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the previously announced Agreement and Plan of Merger, dated May 28, 2013, between the Company, American Realty Capital Properties, Inc., and certain affiliates of each (the “Merger Agreement”); (2) the inability to complete the proposed merger due to the failure to satisfy the conditions in the merger agreement to completion of the merger; (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the merger; (4) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, tenants, lenders, operating results and business generally; (5) the outcome of any legal proceedings relating to the merger or the Merger Agreement; and (6) risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all. Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on February 21, 2013, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by the Company.